UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
CREDO PETROLEUM CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CREDO PETROLEUM CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 23, 2006

     You are invited to attend or to be represented by proxy at the Annual Meeting of Shareholders of CREDO Petroleum Corporation, a Colorado corporation, to be held at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, on March 23, 2006 at 2:30 p.m., MST, for the purposes set forth below.

1.	To elect two Class II directors to serve until the year 2009 Annual Meeting of Shareholders.

2.	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year 2006.

3.	To transact such other business as may properly come before the meeting and at all adjournments thereof.
     Shareholders of record at the close of business on February 13, 2006 are entitled to vote at the meeting and at all adjournments thereof. You are cordially invited to attend the meeting in person.
     Whether or not you plan to attend the meeting, it is important that you return your signed proxy. Your vote is important regardless of the number of shares you own.

BY ORDER OF THE BOARD OF DIRECTORS

James T. Huffman
Chairman of the Board of Directors,
Chief Executive Officer and President
February 13, 2006
Denver, Colorado

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
You May Revoke Your Proxy And Vote In Person
If You Attend The Meeting.

CREDO PETROLEUM CORPORATION
1801 Broadway, Suite 900, Denver, Colorado 80202

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MARCH 23, 2006
GENERAL INFORMATION
     Your proxy in the enclosed form is solicited by the Board of Directors of CREDO Petroleum Corporation for use at the Annual Meeting of Shareholders to be held on Thursday, March 23, 2006 at 2:30 p.m., MST, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and at all adjournments thereof. These proxy materials were first mailed to shareholders on or about February 21, 2006.
     Only shareholders of record at the close of business on February 13, 2006 will be entitled to vote at the meeting. On that date, there were 9,178,333 shares of common stock outstanding and entitled to vote, excluding 331,922 shares held in the Company’s treasury.
     All shares represented by properly executed, unrevoked proxies timely received in proper form will be voted in accordance with the directions specified thereon. Any such proxy on which no direction is specified will be voted in favor of the election of the nominees named herein to the Board of Directors and for ratification of the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for fiscal 2006. In addition, all proxies will be voted in accordance with the judgment of the proxy holder with respect to any other matter which may properly come before the meeting. Any shareholder giving a proxy may revoke that proxy at any time before it is voted at the meeting by executing a later dated proxy, by voting by ballot at the meeting, or by filing an instrument of revocation with the inspector of election.
     The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes audited financial statements, is being mailed to shareholders of the Company simultaneously with this Proxy Statement. The Annual Report is not part of the Company’s proxy soliciting materials.
STOCK SPLIT
     On September 13, 2005, the Company announced that its Board of Directors approved a three-for-two split of the Company’s common stock. Shareholders of record as of the close of business on September 26, 2005 were issued a certificate representing one additional share of the Company’s common stock for each two shares of common stock held on the record date. All share and per share amounts in this proxy have been presented on a post-split basis.
VOTING SHARES AND PRINCIPAL SHAREHOLDERS
     The $.10 par value common stock of the Company is the only class of capital stock outstanding. Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on by the shareholders, which vote may be given in person or by proxy duly authorized in writing. Cumulative voting is not permitted. A quorum, being a majority of shares of outstanding common stock, is necessary in order for business to be transacted at the meeting. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.
     Proposal One. Directors are elected by a plurality and the two nominees who receive the most votes will be elected. Proposal One is considered a “routine” matter under NASDAQ rules and, accordingly, brokerage firms and nominees have the authority to vote their customers’ unvoted shares on Proposal One if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting of Shareholders. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.
     Proposal Two. To be approved, this matter must receive the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting of Shareholders and entitled to vote. Proposal Two is considered a “routine” matter under NASDAQ rules and, accordingly, brokerage firms and nominees have the authority to vote their customers’ unvoted shares on Proposal Two if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting of Shareholders. Abstentions and broker non-votes represented by submitted proxies will have the effect of a negative vote.

     The only persons known to own of record or beneficially more than 5% of the Company’s common stock as of February 13, 2006 are set forth below.

	Amount and Nature of		Percent
Name and Address	Beneficial Ownership		of Class

James T. Huffman
6919 S. Steele Street
Centennial, Colorado 80122	1,353,555	(1)	14.6%

R. K. O’Connell
P.O. Box 2003
Casper, Wyoming 82602	556,428	(2)	6.1%

(1)	Mr. Huffman is the Company’s Chief Executive Officer, President and Chairman of the Board of Directors. Includes 404,406 shares owned by members of Mr. Huffman’s family and 108,563 shares that are related to options currently exercisable by Mr. Huffman.
(2)	Includes 239,903 shares owned by members of Mr. O’Connell’s family and by a corporation for which he serves as an officer.
DIRECTORS AND OFFICERS
Election of Directors (Item 1 on Proxy Card)
     The Articles of Incorporation, as amended, classify members of the Board of Directors into three classes having staggered terms of three years each. The Board of Directors consists of six directors, including five independent directors, who have particular expertise in areas considered essential to the Company’s business — namely geology, land, petroleum engineering, legal and accounting. The Board of Directors has affirmatively determined that Clarence H. Brown, Oakley Hall, William F. Skewes, William N. Beach and Richard B. Stevens, who comprise a majority of the Board of Directors, are “independent” directors in accordance with NASDAQ standards.
     The directors to be elected to the Board of Directors in Class II at the 2006 Annual Meeting of Shareholders will serve until the 2009 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Class I and Class III directors will continue to serve until the 2007 and 2008 Annual Meetings of Shareholders, respectively, and until their successors are duly elected and qualified.
     The Class II nominees named below are presently members of the Board of Directors. Unless your proxy contains contrary instructions, it will be voted FOR the nominees. Should the nominees become unable to serve, which is not anticipated, the proxy will vote for such substitute nominee as recommended by the Board of Directors. Any vacancy occurring in a class following the election of that class may be filled by the Board of Directors. A director selected to fill a vacancy in a class will hold office for a term expiring at the Annual Meeting of Shareholders at which the term of that class expires and until a successor is duly elected and qualified.

     The following table sets forth certain information with respect to each nominee and each director whose term of office will continue after the meeting.
Information Concerning Director Nominees and Continuing Directors

		Shares of Common
		Stock Owned
Name, Age, Position with Company	Business Experience and Directorships	Beneficially and
and Term as Director	in Other Public or Investment Companies	Percent of Class(1)

CLASS II - NOMINEES FOR ELECTION AT THE 2006 ANNUAL MEETING WHOSE TERMS WILL EXPIRE AT THE 2009 ANNUAL MEETING
James T. Huffman Age: 58; Chairman of the Board, Chief Executive Officer and President and Chief Operating Officer; Director since 1978	Mr. Huffman has been the Chairman of the Board of Directors, Chief Executive Officer and President and Chief Operating Officer of the Company since 1984.	1,353,555	14.6%	(2)(3)
Clarence H. Brown Age: 71; Director since 2000	Mr. Brown has been an independent businessman and oil operator since December of 2000. From 1989 until December of 2000, Mr. Brown was an Executive Vice President, Chief Operating Officer and member of the Board of Directors for Columbus Energy, Inc. Prior to 1989, Mr. Brown was the Chairman of the Board of Directors and Chief Executive Officer of Kimbark Oil and Gas Company.	91,080	1.0%	(3)

CLASS I - DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2007 ANNUAL MEETING
Oakley Hall Age: 59; Director since 2000	Mr. Hall has been an independent businessman and investor since July of 2000. Previously Mr. Hall was an audit partner with the accounting firm of PricewaterhouseCoopers.	99,450	1.1%	(4)
William F. Skewes Age: 60; Director since 1980	Mr. Skewes has been an attorney in private practice since April of 1988. From 1977 until April 1988, Mr. Skewes was a partner in the Denver law firm of Kelly, Stansfield & O’Donnell.	140,301	1.5%	(3)

CLASS III - DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2008 ANNUAL MEETING
William N. Beach Age: 81; Director since 1980	Mr. Beach has been an independent oil operator and President of Beach Exploration, Inc. since 1975. Prior to that, Mr. Beach was an independent oil and gas consultant and was also employed by several oil and gas companies in various geological capacities.	193,950	2.1%	(3)(5)
Richard B. Stevens Age: 76; Director since 1987	Mr. Stevens has been an independent businessman and oil operator since July of 1987. From 1981 to July of 1987, Mr. Stevens was President and a member of the Board of Directors of SECO Energy Corporation.	382,104	4.2%	(3)
All Directors and Officers as a Group (seven persons)		2,268,878	24.1%	(6)

(1)	Owned of record and beneficially unless otherwise indicated.

(2)	Includes 404,406 shares owned by members of Mr. Huffman’s family.

(3)	Includes the following shares subject to stock options which are currently exercisable: Mr. Huffman-108,563 shares; Messrs. Beach, Stevens, Skewes and Brown-29,250 shares each.
(4)	Mr. Hall’s shares are held in the name of an entity he controls.
(5)	Includes 35,200 shares owned by members of Mr. Beach’s family.

(6)	Includes 234,001 shares subject to stock options which are currently exercisable.

Information Concerning Other Executive Officers and Significant Employees
     In addition to the directors and executive officer listed above, the following persons are executive officers or significant employees as defined by Securities and Exchange Commission regulations.

Name	Position	Age	Work Experience

David W. Vreeman	Vice President and Chief Financial Officer since January 2005	44	Prior to joining the Company, and from September 1998 until January 2005, Mr. Vreeman was the Vice President-Controller for Birner Dental Management Services, Inc. Mr. Vreeman has over 20 years of financial accounting and reporting experience in healthcare, manufacturing, oil and gas, and public accounting. Mr. Vreeman is a certified public accountant in the state of Colorado and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.
Kenneth J. DeFehr	Manager-Petroleum Engineering since October 1990	56	Prior to joining the Company, and from 1982 until 1990, Mr. DeFehr was a Senior Reservoir Engineer for Axem Resources, Inc. Prior to that, Mr. DeFehr was a Reservoir Engineer for Phillips Petroleum Company. Mr. DeFehr is a Registered Professional Engineer.
Torie A. Vandeven	Manager-Geology and Exploration since August 1999	51	Prior to joining the Company and from 1997 to 1998, Ms. Vandeven was a Regional Geologist for Key Production Company. From 1995 to 1997, Ms. Vandeven was a Senior Staff Geologist and from 1998 to 1999 a Regional Exploitation Geologist for Amoco Production Company. Prior to 1995, Ms. Vandeven was a Senior Staff Geologist for Santa Fe Minerals, Inc. Ms. Vandeven is a Certified Petroleum Geologist.
Information Concerning Meetings of the Board of Directors and Board Committees
     The Board of Directors met four times during fiscal 2005. All directors were present at each of the meetings. It is Company policy that Board members attend the Annual Meeting of Shareholders unless health, family or other important personal matters prohibit such attendance. All members of the Board of Directors attended the Company’s 2005 Annual Meeting of Shareholders.
     The Board of Directors has an Executive Committee consisting of Messrs. Hall, Huffman and Skewes. The Executive Committee did not meet during fiscal 2005. There are no compensation or nominating committees because such matters are considered by the Executive Committee or the entire Board of Directors. The Board of Directors believes that, due to their size and/or composition, either body is capable and qualified to fulfill the function of a separate nominating committee or compensation committee. In accordance with NASDAQ standards, compensation of the Chief Executive Officer is determined, or recommended to the Board for determination, by a majority of the independent directors without the presence of the Chief Executive Officer during voting or deliberations. Compensation of all other executive officers is determined, or recommended to the Board for determination, by a majority of the independent directors.
     The Audit Committee of the Board of Directors has three members: Mr. Hall, a CPA; Mr. Brown, a former oil company executive; and Mr. Skewes, an attorney in private practice. Mr. Hall is a CPA and is a retired PricewaterhouseCoopers audit partner. He is Chairman of the Audit Committee and is qualified as an “audit committee financial expert” under the applicable Securities and Exchange Commission rules. Mr. Hall, Mr. Brown and Mr. Skewes are “independent” directors in accordance with NASDAQ standards.
Compensation of and Agreements with Non-Employee Directors
     Non-employee directors receive $2,000 plus reimbursement for out-of-pocket expenses for each meeting of the Board of Directors attended and may be paid $100 per hour for committee meeting attendance or for consulting services provided at the request of the majority of the Board of Directors. During fiscal 2005, each non-employee director received compensation of $8,000.
     Non-employee directors may also receive director compensation in the form of stock options granted under the Company’s Stock Option Plan. The option exercise price is the price of the Company’s common stock on the option grant date. The options vest in one-third increments beginning on the date of grant and then on each anniversary thereafter until fully vested. No stock options have been granted to non-employee directors since June 13, 2003.
     The Company has entered into indemnification agreements with each of its non-employee directors. Those agreements require the Company to indemnify such directors to the fullest extent permitted by Colorado Law and to advance expenses in connection with certain claims against the directors.

Consideration of Director Nominees
Shareholder Nominees
     If a shareholder wishes to recommend a nominee for the Board of Directors, the shareholder should write to the Corporate Secretary of the Company at:

CREDO Petroleum Corporation
1801 Broadway, Suite 900
Denver, Colorado 80202
     Shareholders should specify the name and address of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Company’s Board of Directors.
Evaluating Nominees for Director
     Nominations for open positions on the Board of Directors may come from a variety of sources including business contacts of current and former directors or officers, the use of a professional search firm selected by the Board of Directors and shareholder nominations. In evaluating such nominations, the Board of Directors will seek to achieve a balance of knowledge, skills and experience on the Board. Each nominee will be considered based on the need or desire to fill existing vacancies or expand the size of the Board and otherwise to select nominees that best suit the Company’s needs.
Director Qualifications
     Director candidates will be evaluated based on criteria developed by the Board of Directors from time to time for each individual vacancy. Qualifications that will be considered for all nominees include, but are not limited to:

•	the ability of the prospective nominee to represent the interests of the Company’s shareholders;

•	the prospective nominee’s personal and professional experiences and expertise;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment; and

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the performance of his or her duties.
     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports of the Audit Committee, the Board of Directors acting as the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the reports or the performance graph by reference therein.
Audit Committee Report
     The responsibilities of the Audit Committee are set forth in the Audit Committee Charter which has been adopted by the Board of Directors. The Audit Committee also annually reviews its charter and reports to the Board of Directors on its performance. The Company’s Audit Committee Charter is posted on the Company’s internet website (www.credopetroleum.com). In addition, a copy of the Audit Committee Charter can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company’s address.
     The Audit Committee met three times during fiscal 2005 and has met once since fiscal 2005 year-end. The Audit Committee reviewed and discussed the Company’s audited financial statements for fiscal 2005 with management and the Company’s independent registered public accounting firm, and discussed with the Company’s independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61. The Committee has received from the independent registered public accounting firm appropriate disclosures regarding their independence as required by Independence Standards Board Standard No. 1. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended October 31, 2005 be included in the Company’s Annual Report on Form 10-K.
Submitted by the Audit Committee of the Board of Directors

Oakley Hall, Chairman
Clarence H. Brown
William F. Skewes

Report of the Board of Directors Acting as the Compensation Committee
Executive Compensation
     The Board of Directors acting as the Compensation Committee (the “Compensation Committee”) is responsible for establishing and administering a general compensation policy and program for the Company. The Compensation Committee also possesses all of the powers of administration under the Company’s employee benefit plans, including the stock option plan, key employee retention plan and other employee benefit plans. Subject to the provisions of those plans, the Compensation Committee must determine the individuals eligible to participate in the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee has furnished the following report on executive compensation for fiscal 2005.
     The Compensation Committee is committed to a strong link between business performance and the attainment of strategic goals with the Company’s compensation and benefit programs. The Company’s compensation policy is designed to support the overall objective of maximizing the return to the Company’s shareholders by:

•	Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

•	Directly aligning compensation to both Company and individual performance.

•	Encouraging executive stock ownership to enhance a mutuality of interest with the Company’s shareholders.
     This policy is intended to provide incentives that promote both the short-term and long-term financial objectives of the Company. Base salary and performance bonuses are designed to reward achievement of short-term objectives while long-term incentive compensation is intended to encourage executives to focus on the long-term goals of the Company.
     The following is a description of the elements of executive compensation and how each relates to the objectives and policy outlined above.
Base Salary
     The Compensation Committee periodically reviews the base salary of each executive officer and certain other significant employees. In determining appropriate salary levels, consideration is given to the level and scope of responsibility, experience, and Company and individual performance.
Performance Bonuses
     Cash bonuses are awarded to executive officers and other significant employees to recognize and reward Company and individual performance. These performance bonuses are subject to the discretion of the Board of Directors and focus on performance criteria including but not limited to: production volume, reserve replacement, finding costs, internal and external prospect generation and the Company’s overall financial performance. Bonuses may also be awarded at the discretion of the Company’s Chief Executive Officer to other employees whose efforts and performance are judged to be exceptional. The Company anticipates that future annual bonuses, if any, will be determined at the end of each calendar year. The amount an individual may earn is directly dependent upon the individual’s position, responsibility, and ability to impact the Company’s operating and/or financial success. External market data is reviewed periodically to determine the competitiveness of the Company’s compensation arrangements for its executive officers and other significant employees.
Long-Term Incentive Compensation
     The purpose of the Company’s stock option plan is to provide an incentive to the executive officers and certain other significant employees which correlates to the Company’s long-term goal of maximizing shareholder value. In an effort to tie the Company’s executive officers’ and other significant employees’ long-term economic interests directly to those of the Company’s shareholders, the Company utilizes it’s stock option plan to encourage the Company’s executive officers and other significant employees to own and hold the Company’s stock. The Company’s stock option plan uses vesting periods to encourage its executive officers and other significant employees to continue in the employ of the Company. During 2005, the Compensation Committee did not grant any options to the Company’s Named Executive Officer.
Other Benefits
     The executive officers are entitled to the same benefits coverage as other employees such as health insurance, participation in the Company’s 401(K) plan and the reimbursement of ordinary and reasonable business expenses.
     The Company does not currently offer any deferred compensation program, supplemental executive retirement plan or any financial planning services for its executive officers.

Chief Executive Officer
     The Compensation Committee (Mr. Huffman is not present during any voting or deliberations regarding his compensation) believes Mr. Huffman has done an outstanding job of leading and managing the Company. During the past five years, the Company has achieved significant annual increases in its production, reserves, revenue, net income and stock price appreciation. The Compensation Committee believes that Mr. Huffman has positioned the Company to maintain its growth rate while expanding and diversifying the volume and breadth of the Company’s business in terms of geography, capital requirements, risk and reserve potential. Based upon the executive compensation criteria discussed above, the performance results of the Company in particular and when compared to compensation levels of chief executive officers for companies of a similar size to the Company, the Compensation Committee believes that Mr. Huffman’s total compensation package ranks at the low end of the compensation scale. While the Compensation Committee believes that an increase in compensation is warranted for Mr. Huffman, he has declined significant increases. Cash compensation for Mr. Huffman during 2005 consisted of his $135,000 base salary, which was established in 2004 and has remained at that level, and a cash bonus of $65,000. Although the Compensation Committee did not award Mr. Huffman any equity-based incentives in 2005, it may do so in the future to further align his financial interests with those of the Company’s shareholders.
Submitted by the Board of Directors acting as the Compensation Committee

James T. Huffman
Clarence H. Brown
Oakley Hall
William F. Skewes
William N. Beach
Richard B. Stevens
Executive Compensation
     The following table sets forth the annual and long-term compensation received during each of the Company’s last three fiscal years for services in all capacities by the Chief Executive Officer. No other executive officer of the Company had annual compensation and/or long-term compensation, which when aggregated, was in excess of $100,000 for the fiscal year ended October 31, 2005.
Summary Compensation Table

		Annual Compensation			Long Term Compensation

					Awards		Payouts

						Securities
					Restricted	Underlying
Name and Principal				Other Annual	Stock	Options	LTIP	All Other
Position	Year	Salary	Bonus	Compensation	Award(s)	(Shares)	Payouts	Compensation

James T. Huffman,	2005	$135,000	$65,000	$11,400 (1)	-	-	-	$101,800	(2)
Chief Executive	2004	$135,000	$45,000	$11,300 (1)	-	-	-	$98,200	(2)
Officer	2003	$120,000	$50,000	$11,700 (1)	-	-	-	$80,200	(2)

(1)	Of this amount, approximately 59% in 2005, 63% in 2004 and 50% in 2003 represents health insurance premiums.
(2)	Of this amount, approximately 8% in 2005, 9% in 2004 and 11% in 2003 represents life insurance premiums, approximately 8% in 2005, 8% in 2004 and 8% in 2003 represents employer matching 401(k) Plan contributions. The remainder primarily represents payments from oil and gas production.

Option Grants in Last Fiscal Year
     There were no grants of stock options to the named executive officer during the fiscal year ended October 31, 2005.
     The following table provides information on the exercisability of options held by the named executive officer and the value of such officer’s unexercised options at October 31, 2005. There were no option exercises by the named executive officer during this period. The Company has not awarded any stock appreciation rights (SARs).
Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/ SAR Values

Value of Unexercised
	Number of		Number of Unexercised	In-the-Money Options/SARs
	Shares Acquired	Value	Options/SARs at FY-End	at FY-End(1)
Name	on Exercise	Realized	(Exercisable/Unexercisable)	(Exercisable/Unexercisable)

James T. Huffman	-	-	108,563/0	$1,896,596/0

(1)	Based on the fair market value of the Company’s common stock at the close of business on October 31, 2005 ($17.47 per share) minus the exercise price of the option.
Compensation Committee Interlocks and Insider Participation
     The entire Board of Directors served as the Company’s Compensation Committee. No interlocking relationship exists between the members of the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.
Equity Compensation Plan Information
     The following table sets forth information, as of October 31, 2005, with respect to the Company’s compensation plans under which Common Stock is or was authorized for issuance and is outstanding.

Number of Securities
	Number of Securities		Remaining Available
	to be Issued Upon	Weighted-Average Per	for Future Issuance
	Exercise of	Share Exercise Price of	Under the Equity
	Outstanding Options	Outstanding Options	Compensation Plan(s)(1)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	485,064	$5.78	109,995
Equity compensation plans not approved by security holders	-	-	-

Total	485,064	$5.78	109,995

(1)	Excluding securities reflected in column (a).
Key Employee Retention Plan
     The Company has established a Key Employee Retention Plan (the “Plan”) for certain of its employees including the officer named in the Summary Compensation Table. The purpose of the Plan is to provide a bonus incentive to certain key employees to remain in the employ of the Company during periods when there is a potential for a change in control of the Company. Employees who are participants in the Plan are entitled to receive qualified payments equal to, a minimum of, the greater of their monthly base salary times their years of service with the Company or their monthly base salary times 24 months in the event that their employment is terminated within two years after a change in control of the Company (a) without “cause” by the new controlling party or (b) for “good reason” by the employee (e.g. an adverse change in the officer’s status after a change in control), each as defined in the agreement. In addition, all insurance and fringe benefits will be provided for a period equal to the greater of one month of coverage for each year of employment with the Company or 24 months of coverage.
     A change in control is defined to include (i) any person or group becomes the beneficial owner, directly or indirectly of 30% or more of the outstanding voting stock of the Company, (ii) the stockholders of the Company approve a merger, combination or consolidation of the Company with any other entity resulting in the voting securities of the Company immediately prior to the transaction representing less than 51% of the merged, combined or consolidated securities, (iii) any transaction (or combination of transactions) is consummated for the sale, disposition or liquidation of at least 50% of the company’s net assets, or (iv) election of one-third of the member’s of the Company’s Board of Directors proposed by any party or group nominating directors in opposition to the directors nominated for election by the Company.
Performance Graph
     The following performance graph compares the cumulative total stockholder return on the Company’s common stock for the five-year period ended October 31, 2005 with the cumulative total return of the AMEX Oil and Gas Index, and the Standard & Poor’s 500 Stock Index. The identities of the companies included in the index will be provided upon request.

	October 31,

	2000	2001	2002	2003	2004	2005

CREDO Petroleum Corporation	$100.00	$70.90	$110.22	$285.73	$341.69	$650.73
AMEX Oil and Gas	100.00	97.90	82.89	94.49	134.07	189.96
Standard & Poor’s 500 Stock Index	100.00	74.14	61.97	73.51	79.07	84.44
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)
     The Board of Directors has appointed, subject to ratification by the shareholders, Hein & Associates LLP as the Company’s independent registered public accounting firm for fiscal 2006. Representatives of Hein & Associates LLP will be present at the Annual Meeting of Shareholders to make any statement they so desire and to answer appropriate shareholder questions.
     In the absence of contrary instructions by a shareholder, the shares represented by the proxy will be voted FOR the ratification of the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for fiscal 2006.
Audit Fees
     The aggregate fees billed for professional services rendered by Hein & Associates LLP for its audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $90,000 and $51,400 for fiscal 2005 and 2004 respectively.

Audit Related Fees
     The aggregate fees billed for assurance and related services by Hein & Associates LLP totaled $3,150 and $1,800 in fiscal 2005 and 2004, respectively.
Tax Fees
     Hein & Associates LLP provided no tax services to the Company during fiscal 2005 and 2004.
All Other Fees
     Hein & Associates LLP provided no services during fiscal 2005 and 2004 other than the services described above.
Policies and Procedures for Approval of Audit and Non-Audit Services
     The Audit Committee pre-approves estimates of audit and non-audit services expected to be performed by Hein & Associates LLP in any fiscal year. In addition, the Audit Committee has delegated authority to its Chairman to pre-approve additional audit and non-audit services by Hein & Associates LLP, and ensures that the independent registered public accounting firm shall not be engaged to perform the specific non-audit services that are prohibited by law or regulation. The Audit Committee Chairman must report the amount of any such additional pre-approved services at the next scheduled Audit Committee meeting. The Audit Committee pre-approved 100% of Hein & Associates LLP fees for audit and non-audit services in fiscal 2005 and 2004. There were no hours expended on the Hein & Associates LLP audit of the Company’s most recent financial statements by persons other than Hein & Associates LLP’s full-time, permanent employees.
     The Audit Committee has concluded that services rendered by Hein & Associates LLP and the related fees paid to Hein & Associates LLP are compatible with maintaining Hein & Associates LLP’s independence.
     The Board of Directors recommends a vote FOR this proposal and will be governed by the decision of a majority of shares voting.
CODE OF ETHICS
     The Company has adopted a Code of Ethics that applies to, among others, its principal executive, financial and accounting officers, and other persons, if any, performing similar functions. The Company’s Code of Ethics is posted on the Company’s Internet website (www.credopetroleum.com). In addition, a copy of the Code of Ethics can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company’s address.
MANNER AND EXPENSES OF SOLICITATION
     Solicitation of proxies will be by mail. The total expenses of such solicitation will be borne by the Company and will include reimbursement of brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Solicitation of proxies may be made by telephone or oral communication by regular employees of the Company who will not be directly compensated. In addition, the Company may employ a proxy solicitor. Costs of a proxy solicitor, if any, will be paid by the Company and will not exceed $100,000.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the Savings and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and written representations by such persons, the Company believes that its directors and executive officers were in compliance with these requirements during fiscal 2005.
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
AND SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
     Any proposal which a shareholder intends to present for consideration and action at the next Annual Meeting of Shareholders must be received in writing by the Company no later than October 16, 2006 and must conform to applicable Securities and Exchange Commission rules and regulations. If a shareholder does not seek inclusion of a proposal in the proxy material and submits the proposal outside the process described in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company’s Secretary on or before December 31, 2006. If the proposal is not received by that date, the Board of Directors will be allowed to use its discretionary voting authority as to the proposal when it is raised at the Annual Meeting of

Shareholders. Nothing in this paragraph shall be deemed to require the Company to permit presentation of a shareholder proposal, or to include in the Company’s proxy materials relating to the 2007 Annual Meeting of Shareholders, any shareholder proposal that does not meet all of the requirements for presentation or inclusion established by the regulations of the Securities and Exchange Commission in effect at that date.
     The Board of Directors attends each Annual Meeting and the individual directors are available to answer appropriate questions. Appropriate questions generally relate to the Board’s responsibility to establish overall policy and direction for the Company, its responsibility to retain and evaluate management, and its responsibilities related to certain functions related to the Audit Committee. In the past five years, the Company has not received any formal shareholder communications addressed to the Board of Directors or its members. Shareholders may send communications to the Board of Directors addressed to the attention of the Chairman of the Executive Committee of the Board of Directors at the Company’s business address. The Chairman of the Executive Committee will log and retain all such communications. Those communications that the Chairman, in his sole judgment, believes are (i) within the scope of the Board of Directors’ responsibility, (ii) credible, and (iii) material, or potentially material, will be presented to the full Board of Directors at its next succeeding regular quarterly meeting. The Board of Directors will then determine, in its sole judgment, whether a response is appropriate.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Set forth below is a description of transactions entered into between the Company and one of its directors during the last fiscal year. This transaction will continue in effect and may result in conflicts between the Company and this individual. Although this person owes fiduciary duties to the Company and its stockholders, there is no assurance that conflicts of interest will always be resolved in favor of the Company.
     William N. Beach, a director of the Company since 1980, has a 5% ownership interest in Fortuna Energy, LLC and his son is a principal and minority interest owner in an unrelated entity which also has an ownership interest in Fortuna Energy, LLC. Fortuna Energy is a joint venture of the Company and was formed for oil and gas exploration in South Texas. As the managing member of Fortuna, the Company incurs costs on behalf of Fortuna and either advance bills or re-bills each Member its proportionate share of such costs. During fiscal 2005, the Company received approximately $75,000 from Mr. Beach as payment for his share of costs incurred. The Company’s Board of Directors, with Mr. Beach’s abstention, approved his participation in Fortuna. All transaction entered into by Fortuna are initiated by the Company as the managing member of Fortuna.
OTHER MATTERS
     The Company does not know of any matters other than the election of directors and the ratification of the Company’s independent registered accounting firm to be brought before the Annual Meeting of Shareholders. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting of Shareholders, the individual named in the enclosed proxy will use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
HOUSEHOLDING INFORMATION
     The Security and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While the Company does not utilize householding, some intermediaries may be “householding” our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the first page of this proxy statement to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

PROXY	CREDO PETROLEUM CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS	PROXY
The undersigned shareholder of CREDO Petroleum Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held March 23, 2006, at 2:30 p.m., MST, in the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and hereby appoints Oakley Hall with the power of substitution, as Proxy to vote all the shares of the undersigned at said Annual Meeting of Shareholders and at all adjournments thereof, hereby ratifying and confirming all that said Proxy may do or cause to be done by virtue thereof. The above named Proxy is instructed to vote all of the undersigned’s shares as follows:

1.	Election of Directors:	☐ FOR the Class II nominees (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY to vote for the Class II nominees listed below
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW)
Class II — James T. Huffman            Clarence H. Brown
2.	Proposal to ratify appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for fiscal 2006:
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
3.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
Dated this _____ day of _______________, 2006.

Signature

Signature
Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder must sign. Executors, trustees and other fiduciaries should so indicate when signing.